                        INDEPENDENT AUDITORS' CONSENT
                        -----------------------------


   We consent to the incorporation by reference in (i) Registration Statement No. 33-42502 on Form S-8 pertaining to Consolidated Stores Corporation Director Stock Option Plan (ii) Registration Statement No. 33-42692 on Form S-8 pertaining to Consolidated Stores Corporation Supplemental Savings Plan
(iii) Post Effective Amendment No. 2 to Registration Statement No. 33-6068 on Form S-8 pertaining to Consolidated Stores Corporation Executive Stock Option and Stock Appreciation Rights Plan (iv) Post Effective Amendment No. 1 to Registration Statement No. 33-19378 on Form S-8 pertaining to Consolidated Stores Corporation 1987 Restricted Stock Plan and (v) Post Effective Amendment No. 1 to Registration Statement No. 33-19309 on Form S-8 pertaining to Consolidated Stores Corporation Savings Plan of our report dated June 22, 1994, accompanying the financial statements of the Consolidated Stores Corporation Savings Plan on Form 10K/A Amendment No. 1 to the Annual Report on Form 10-K of Consolidated Stores Corporation for the fiscal year ended January 29, 1994.




DELOITTE & TOUCHE


Dayton, Ohio
June 22, 1994





                                       12